UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 16, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01) Rights to Purchase Series A Junior Participating Preferred Stock (Par Value $0.01)	CBRL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2023, Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”), appointed Brian T. Vaclavik, 57, as the Company’s Vice President, Controller and Principal Accounting Officer. Mr. Vaclavik had recently joined the Company in October 2023 as the Company’s Vice President and Controller. Prior to joining the Company, Mr. Vaclavik most recently served as Vice President - Controller of Access TeleCare, Inc. from July 2022 until May 2023. From April 2021 until July 2022, Mr. Vaclavik served as the Vice President, Controller and Chief Accounting Officer of Tuesday Morning Corporation, and from February 2021 until April 2021, Mr. Vaclavik served as a consultant for Pass 4 People Consulting, LLC. Mr. Vaclavik served as the Senior Vice President and Chief Accounting Officer of Tailored Brands Inc. from June 2014 until April 2020. Mr. Vaclavik has no family relationships that would require disclosure under Item 401(d) of Regulation S-K in this Current Report, and he is not a party to any material plan, contract or arrangement with the Company other than those generally available to all Vice President-level officers of the Company. Mr. Vaclavik neither is a party to nor has any direct or indirect material interest in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K in this Current Report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s 2023 annual meeting of shareholders (the “Annual Meeting”) was held on November 16, 2023. On November 16, 2023, Corporate Election Services, Inc., the inspector of election for the Annual Meeting (“CES”), delivered its certification of final voting results for the Annual Meeting to the Company. The final voting results reflect that a total of 18,937,602 shares of the Company’s common stock, out of a total of 22,157,665 shares of common stock outstanding and entitled to vote as of September 29, 2023, the record date, were present in person or represented by proxies at the Annual Meeting, and that the results for each proposal presented to the shareholders at the Annual Meeting are as set forth below:

Management Proposals:

1. Election to the Board of Directors of the following ten director nominees:

	For	Withheld
Thomas H. Barr	13,905,625	1,416,973
Carl T. Berquist	15,092,445	230,153
Jody L. Bilney	15,031,210	291,388
Sandra B. Cochran	14,414,523	908,075
Meg G. Crofton	14,946,712	375,886
Gilbert R. Dávila	14,934,149	388,449
Julie Masino	15,102,453	220,145
William Moreton	15,097,301	225,297
Gisel Ruiz	15,076,716	245,882
Darryl L. Wade	15,058,226	264,372

The following ten directors were elected at the Annual Meeting: Thomas H. Barr, Carl T. Berquist, Jody L. Bilney, Sandra B. Cochran, Meg G. Crofton, Gilbert R. Dávila, Julie Masino, William Moreton, Gisel Ruiz and Darryl L. Wade. In addition, CES has advised the Company that there were 3,615,004 broker non-votes on proposal 1.

2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Company’s 2023 proxy statement (“say-on-pay”):

For	Against	Abstentions
14,545,460	675,649	101,482

CES has advised the Company that there were 3,615,011 broker non-votes on proposal 2.

3. Adoption of a non-binding advisory recommendation on the frequency with which the Company conducts future say-on-pay votes:

1 Year	2 Year	3 Years	Abstentions
15,021,761	58,398	165,014	77,411

CES has advised the Company that there were 3,615,018 broker non-votes on proposal 3.

Based on the voting results set forth above, the Company’s Board of Directors has determined that future advisory say-on-pay votes by the Company’s shareholders will be conducted on an annual basis.

4. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s 2023 fiscal year:

For	Against	Abstentions
17,977,797	912,964	46,841

CES has advised the Company that there were no broker non-votes on proposal 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 17, 2023	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Richard M. Wolfson
	Name:	Richard M. Wolfson
	Title:	Senior Vice President, General Counsel and Corporate Secretary